NOTICE OF SHARE OPTION GRANT
CHINA GERUI ADVANCED MATERIALS GROUP LIMITED 2010 SHARE INCENTIVE PLAN

You have been granted a share option to purchase Ordinary Shares of China Gerui Advanced Materials Group Limited (the “Corporation”) under the China Gerui Advanced Materials Group Limited 2010 Share Incentive Plan (the “Plan”).  Your share option is subject to the terms and conditions set forth in this Notice of Share Option Grant, the Share Option Agreement and the Plan.  Capitalized terms used in this Notice of Share Option Grant and the Share Option Agreement have the same meaning as defined in the Plan.

Name of Participant: «First» «Last_Name»

Option Grant Date:  «Date_Issued»

Vesting Commencement Date:  «Vesting Start Date»

Exercise Price:  $ «New_Exercise_Price» per Ordinary Share.

Number of Ordinary Shares Subject to Option:  «Options»

Type of Option: Nonqualified Share Option (i.e., an option which is not an incentive share option under Section 422 of the Code).

Vesting Period:  This share option will become vested and subject to exercise in accordance with the following schedule: [insert vesting schedule]

Period of Continuous Service From Vesting Commencement Date	Percentage of Option Vested

By your signature below, you agree that this share option is granted under and governed by the Share Option Agreement and the China Gerui Advanced Materials Group Limited 2010 Share Incentive Plan, which are incorporated herein by reference.

Participant:	China Gerui Advanced Materials Group Limited

By:
«First» «Last_Name»		[Name]
[Title]

China Gerui Advanced Materials Group Limited
Director Notice of Stock Option Grant

SHARE OPTION AGREEMENT
CHINA GERUI ADVANCED MATERIALS GROUP LIMITED 2010 INCENTIVE PLAN

I.	PURPOSE.

The Corporation has granted the Participant, pursuant to the Notice of Share Option Grant and the Corporation’s 2010 Incentive Plan (the “Plan”), an option to purchase certain Ordinary Shares of the Corporation, upon the terms and conditions set forth in this Share Option Agreement, the Notice of Share Option Grant and the Plan, the provisions of which are incorporated herein by reference.  References in this Agreement to “you” mean the Participant and any holder of Ordinary Shares acquired upon exercise of a share option.  Except as provided herein, capitalized terms have the same meaning as defined in the Plan.

II.	KIND OF SHARE OPTION.

This Option is intended to be a nonqualified stock option, which is not intended to meet the requirements of an incentive stock option under Section 422 of the Code.

III.	TERMS AND CONDITIONS OF SHARE OPTIONS.

A.   Option Exercise:  As provided in the Plan, the following rules shall apply to termination of  Continuous Service (as defined in Section 2.H of the Plan):

1.
Subject to the terms and conditions of the Plan and this Share Option Agreement, your Option will be exercisable with respect to the number of shares that have become vested in accordance with the schedule set forth in the Notice of Share Option Grant.  After your Continuous Service terminates for any reason, vesting immediately stops and your Option expires immediately as to the number of Ordinary Shares that are not vested as of the date of your termination of Continuous Service.

2.
Following your termination of Continuous Service, the vested portion of your Option will remain exercisable until the expiration or termination date under the terms of this Agreement and the Plan.  Until the expiration or termination date, you, your heirs, legatees or legal representative, as appropriate, may exercise the Option.

B.   Termination Date.  Subject to earlier termination as provided in this Agreement and the Plan, the right to exercise this Option expires at 5:00 p.m. at the Corporation’s corporate headquarters on the tenth annual anniversary of the date of grant.

C.   Non Transferability.  This Option is non-transferable except by will or by laws of descent and distribution and during the lifetime of Participant shall be exercisable only to the Participant to whom the Option is granted.  Notwithstanding the foregoing, however, to the extent permitted by the Committee in its sole discretion, the Option may be transferred by you to one or more immediate family members or to a family partnership or family trust established for your benefit and/or one or more of your family members to the extent permitted by the Plan.

D.   Exercise.  The vested portion of this Option shall be exercised by delivery to the Corporation of (a) written or electronic notice of exercise stating the number of Ordinary Shares being purchased (in whole shares only) and such other information as the Corporation shall request and (ii) payment of the exercise price in cash or cash equivalents.  Alternatively, you may pay all or part of the exercise price by surrendering, or attesting to ownership of, Ordinary Shares already owned by you, provided that shares acquired upon exercise of an Option have been held by you for at least 6 months.  Such shares shall be surrendered to the Corporation in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise.  To the extent that a public market for the Corporation’s Ordinary Shares exists and to the extent permitted by applicable law, in each case as determined by the Corporation, you also may exercise your Option by delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate exercise price and, if requested, applicable withholding taxes.  The Corporation will provide the forms necessary to make such a cashless exercise.  The Corporation may permit such other payment forms as it deems appropriate, subject to applicable laws, regulations and rules.

China Gerui Advanced Materials Group Limited
Director Stock Option Agreement

IV.	MISCELLANEOUS.

A.   Adjustments.  In the event of a share split, a share dividend or a similar change in the Corporation’s Ordinary Shares, the number of Ordinary Shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan.  Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Corporation is subject to such corporate activity as set forth in the Plan.

B.    Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

C.    Entire Agreement.  Except as otherwise expressly set forth herein or in agreements executed contemporaneously herewith, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

D.    Governing Law.  It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of New York without regard to its rules of conflicts of laws.

E.     Notices.  Any notice permitted or required to be given pursuant to this Share Option Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Corporation, 5 days after deposit in the national mail, postage prepaid, addressed to Participant at the address last provided to the Corporation by Participant for his or her employee records.

F.     Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and you and your successors and the respective successors and assigns of each of them, so long as they hold Ordinary Shares.

G.     Headings.  Headings of the sections and subsections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

H.     No Employment Agreement.  This Agreement does not give you the right to be retained by the Corporation (or an Affiliate) in any capacity.  The Corporation and each Affiliate reserves the right to terminate your service at any time and for any reason without thereby incurring any liability to you.

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China Gerui Advanced Materials Group Limited
Director Stock Option Agreement